INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Tryx Ventures Corp. on Form SB-2 of our Auditors' Report, dated May 30, 2003, on the balance sheets of Tryx Ventures Corp. as at March 31, 2003 and 2002, and the related statements of operations and deficit, and cash flows for the years ended March 31, 2003, 2002 and 2001.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Vancouver, Canada	"Morgan & Company"

August 5, 2003	Chartered Accountants